                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  July 15, 2003
                                  -------------
                                (Date of Report)


                           Centre Capital Corporation
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                    000-25845             87-0385103
 (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)


           4970 West 2100 South, Suite 200, Salt Lake City, UT, 84120
           ----------------------------------------------------------
                    (Address of principal executive offices)


                                 (801) 886-2625
                                 --------------
              (Registrant's telephone number, including area code)


                   2619 Gravel Street, Fort Worth, Texas 76118
                   -------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.           CHANGES IN CONTROL OF THE REGISTRANT.
ITEM 2.           ACQUISITIONS OR DISPOSITIONS OF ASSETS.
ITEM 5.           OTHER EVENTS.


         GENERAL

         Effective as of June 30, 2003, Centre Capital Corporation, a Nevada corporation (the "Registrant" or "Centre") entered into a Share Exchange and Reorganization Agreement (the "Agreement") with Guangzhou Genghai
Technology Development Co. Ltd., a People's Republic of China corporation ("Genghai"), and the stockholders thereof (the "Genghai Stockholders"), which sets forth the terms and conditions of the business combination (the "Transaction") of the Company and Genghai through the exchange by the Genghai Stockholders of their interest therein for shares of common stock, par value $0.001 per share (the "Centre Common Stock"), of the Registrant, as a result of which Genghai shall become a wholly-owned subsidiary of the Registrant. The closing (the "Closing") of the Transaction was anticipated to take place by July 15, 2003, following the satisfaction or waiver of each of the closing conditions set forth in the Agreement and the subsequent filing of disclosure materials with the United States Securities and Exchange Commission (the "SEC"). The parties to the Agreement entered into an Amendment No. 1, dated as of July 15, 2003 to the Agreement (the "Amendment") extending the Closing to Sept. 15, 2003. The Agreement, as amended by the Amendment is hereafter referred to as the "Exchange Agreement". The parties also entered into a letter agreement, dated August 12, 2003, whereby the parties agreed that it shall be an additional closing condition that the Registrant receive from the SEC written assurance, in form and substance reasonably satisfactory to Genghai, that the procedure recommended by Genghai to cause Centre to comply with the Securities Exchange Act of 1934, as amended, will not in any material way limit the ability of the Registrant following the consummation of the transactions contemplated by the Exchange Agreement to offer securities in offerings registered under the Securities Act of 1933, as amended, whether on Form SB-1, SB-2, S-8 or otherwise.

         Pursuant to the Exchange Agreement, the holders of interests in Genghai shall receive an aggregate of 30,480,000 shares of Centre Common Stock and the financial advisors to Genghai, shall receive an aggregate of 2,289,475 shares of Centre Common Stock. Giving effect to such issuances and other required issuances to consultants at the Closing, the holders of interests in Genghai shall hold in aggregate 66.5% of the outstanding Centre Common Stock immediately following such issuances.

         It is currently anticipated, and the Exchange Agreement provides, that the sole director of the Registrant through the Closing, Brice Scheschuk, shall resign, effective at the Closing at which time the directors designated by Genghai will each be appointed to and will comprise the entire Board of Directors of the Registrant (collectively, the "Designated Directors").

         The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Centre Common Stock immediately following the Transaction by (i) each person known by the Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Registrant's officers and directors; (iii) the Registrant's officers and directors as a group; and (iv) the Designated Directors who will replace the Registrant's current directors immediately following the Closing.

         As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.



NAME AND ADDRESS OF                   SHARES OF COMMON STOCK            PERCENTAGE OF CLASS
BENEFICIAL OWNER                        BENEFICIALLY OWNED             BENEFICIALLY OWNED(1)
----------------------------------------------------------------------------------------------
Brice Scheschuk*                            3,323,500(2)                        7.3%
285 Silver Birch Avenue
Toronto, Ontario M4E 3L6

Zhijian Lu**                                14,249,400                         31.1%
Aowo Loding House
Shennanzhonglu, Shenzhen
Guangdong, PRC

Wu Ge**                                     13,350,240                         29.1%
No. 41-302, Shengpingjie,
Shijingxu, Guangzhou
Guangdong, PRC

Luofeng Weng                                1,097,280                           2.4%
No. 302 Dongqu Building
Nanzheng, Shanxi, PRC

Xiujian Huang                               1,783,080                           3.9%
No. 15 Ground Floor, Hongenli
Liwan, Guangzhou
Guangdong, PRC

Yuanping Ji**                               0                                     0%
Sheng Nan Road (m)
Shengzheng City
Guangdong, PRC

Hongzhong Hu**                              0                                     0%
No. 178 Bao Fu Road
Bao Ji, Shan Xi, PRC

Orient Financial Services Ltd.              2,289,475                           4.9%
19-21 Hennessey Rd.
Wanchai, Hong Kong

All Current Executive Officers              3,323,500(2)                        7.3%
and Directors as a group (1 person)

All Designated Directors as a Group         27,599,640                         60.2%
As a group (4 persons)

------------------------------
*    Indicates current Director.
**   Indicates Designated Director.
(1) Calculated based upon 45,800,000 shares of common stock outstanding following the Closing of the Transaction.
(2) Includes 823,500 shares of common stock held by Robyn Trott, the spouse of Mr. Scheschuk. Of such shares, 2,500,000 shares have been pledged as collateral for a secured loan by Cartier Fleming International Limited and Li Wing Kei to Mr. Scheschuk.

         The Board of Directors of the Registrant presently consists of one member. The Designated Directors will assume office on the date of the Closing. This will be accomplished at a meeting by written consent of the Board of Directors providing that the current director will resign, such that immediately following such action, the vacancies will be filled by the Designated Directors.

         The Designated Directors listed below have consented to act as directors of the Registrant. The Designated Directors will constitute all of the members of the Board after they are appointed.


EXECUTIVE OFFICERS AS OF THE CLOSING AND DESIGNATED DIRECTORS

         Set forth below is certain information with respect to the individuals to be named director of the Registrant at the Closing and executive officers of the Registrant as of the Closing.



         Name                       Age              Position
         Zhijian Lu                 48               Chairman of the Board and Chief Executive Officer
         Wu Ge                      42               Director; Chief Financial Officer
         Yuanping Ji                44               Director
         Hongzhong Hu               30               Director


         The following is a brief description of the business background of each of the named director of the Registrant:

         ZHIJIAN LU, Chairman of the Board and Chief Executive Officer. Mr. Lu has been the general manager and director of Genghai since September 2000. From 1994 to 1999, he was the manager of Shengzheng AoWo Technology Department Researching Institute. Mr. Lu received a Bachelor of Science degree from the Nanjing Insitute of Technology, PRC in 1978. He is a senior engineer and had worked for enterprises and economic department of government in both technology development and management field for many years before he entered into the realm of medical appliances in 1994. He was responsible to lead the research of the first brain X-knife of China in 1995 and the research of the first body X-knife of China in 1997.

         WU GE, Director and Chief Financial Officer. Since September 2000, Ms. Ge has been the deputy general manger of Genghai. From 1996 to 1999 Ms. Ge was the office head of the China Agriculture Bank, XinShi Office. She graduated from the Beijing Correspondence Institute of Financial and Trade, PRC in 1988.

         YUANPING JI, Director. Since March 2001, Mr. Ji has been the marketing supervisor of Genghai. From 1993 to 2001 he was the deputy marketing manager of Shengzheng AoWo Technology Development Researching Institute.

         HONGZHONG HU, Director. Since 2000, Mr. Hu has been a self- employed financial consultant. From 1998 to 1999, he was a financial consultant for Harvest Corporate Finance Limited. Mr. Hu received a bachelor degree from ShanXi University of Finance & Economics in 1996.

CURRENT DIRECTORS

         The following is a brief description of the business background of the current director of the Registrant:

         BRICE SCHESCHUK, President, Secretary, Treasurer and Director of the Registrant since February 2002. Mr. Brice Scheschuk is 32 years of age. Since April 2001, Mr. Scheschuk has been the Corporate Controller of Leitch Technology Corp. a provider of hardware and software for broadcasters. From August 1998 until March 2001, Mr. Scheschuk was the Vice President of Finance and the Secretary of Level Jump Financial Group, Inc. (and predecessor companies), a company that was engaged in investor relations and was the owner of a broker-dealer. Mr. Scheschuk is also a director in the following private Ontario companies: Brave Consulting Corporation, Web Host Industry Review, Inc., Sydney Rouze Corp., Domain Name Essentials, Inc. and 13th Domain, Inc. Mr. Scheschuk received a bachelors degree from Dalhousie University in Halifax, Nova Scotia, Canada. He is a Canadian Chartered Accountant.


                                    BUSINESS

CENTRE CAPITAL CORPORATION

         The Registrant was incorporated in Nevada on September 6, 1988. On September 24, 2001, the Registrant filed a voluntary petition for bankruptcy under Chapter 7 of the United States Bankruptcy Code in the District of Nevada. The Registrant emerged from bankruptcy pursuant to a Bankruptcy Court Order entered on February 12, 2002 with no remaining assets or liabilities.


GUANGZHOU GENGHAI TECHNOLOGY DEVELOPMENT CO., LTD.

         GENERAL

         Genghai was formed in September 2000 in Guangzhou, PRC, by a group of research fellows and scientists from universities in the United States and China that successfully developed and patented an advanced form of radiotechnology therapy for the non-invasive diagnosis and treatment of cancerous tumors. The technology developed by Genghai represents a third generation of radiotherapy treatment through successful synthesis of radiobiology, imaging technology and applied software technology.

         Genghai commenced operations in September 2001 through the manufacturing and sale and lease of internally designed and formulated "3G" radiotherapy machines to public and private hospitals and medical centers in China. The machines are custom manufactured to specifications supplied by purchasers, on a subcontract basis, by two specialty equipment manufacturers based in Beijing and Nanjing at an installation cost of US$200,000 to US$250,000.

         TECHNOLOGY

         Key applications developed by Genghai are the Integrated Photon Treatment System ("IPTS") and the Integrated Photon 3-dimensional Radiotherapy Centre ("IPTC"). Genghai's system has been designated the "IPTS 2000" radiation therapy system. Genghai believes that IPTS 2000 system applies the following three key principals of radiotherapy more effectively than other available systems: accurate orientation, precise plan and design and flawless execution of treatment.

         IPTS is rapidly developing as the most important component of radiotherapy technology. The system was developed by applying aspects from diverse fields and applications, including radiate physics, radiate biology, imaging technology software and network engineering. Genghai's system facilitates a higher operating level of traditional radiation therapy which makes use of the high energy and strong penetrating ability of radiation to restrain and destroy cancer cells. The system combines advanced diagnostic techniques to ascertain tumor characteristics such as precise position, size and form, with three dimensional radiation treatment based on photon rays. The precise and focused nature of the treatment enables the physician to isolate and target cancerous cells with minimal damage to adjacent healthy tissue.

          The key advance of Genghai's applications over existing second generation, or "2G", technology arises from the ability of the IPTS 2000 system to more accurately pinpoint the location and nature of the tumor using diagnostics based on three dimensional rotational analysis.

         Through effective synthesis of technologically advanced processes such as CT-Sim orientation image mixing, three dimensional visualization and inverse intensity modulated radiotherapy, different therapeutic methods such as 3D convention, non-coplanar rotation and inverse intensification can be performed on the same operating platform. The system is compatible with DICOM 3.0 standard data transfer format for online consultation and online maintenance, facilitating remote, online exchange of diagnostic and treatment information between medical facilities.

         Most importantly, the sophisticated diagnostic and treatment capabilities represented by the IPTS 2000 system dramatically increase the number and type of cancer patients who can benefit from radiotherapy.


         INTELLECTUAL PROPERTY

         Genghai believes that its success is more dependent upon continuing technological advances and product innovation than it is on patents. Genghai seeks patent protection for inventions that it believes give its products a competitive advantage. Genghai files for patents in the jurisdictions which it believes together represent the majority of the potential market for a particular product. As of June 30, 2003, Genghai held one issued patent in China. Although its patents are important, Genghai does not believe that its business is dependent upon the protection of any one patent, or that the loss of any one patent would have a material adverse effect on its business. Genghai's ongoing success will also depend in part on its ability to maintain its patents, obtain new patents, and develop new products and applications without infringing the patent and other proprietary rights of third parties. Genghai cannot assure you that any of its patents will not be circumvented or challenged, that the rights granted by its patents will provide competitive advantages or that any of its pending or future patent applications will be issued with claims of the scope that we seek, if at all. If challenged, neither Centre nor Genghai can assure you that Genghai's patents will be held valid or enforceable. Neither Centre nor Genghai can assure you that Genghai's products or proprietary rights do not infringe the rights of third parties. If an infringement were established, Genghai could be required to pay damages, enter into royalty or licensing agreements on onerous terms and/or be enjoined from making, using or selling the infringing product. Any of these outcomes could have a material adverse effect on Genghai's business, prospects, financial conditions or results of operations.


         INDUSTRY BACKGROUND AND MARKET OUTLOOK

         The incidence of malignant or cancerous tumors has been increasing steadily. According to World Health Organization ("WHO") statistics, more than 10 million additional cancer cases were diagnosed worldwide every year since 1996, with a mortality rate of 70%. The Chinese Ministry of Health (the "CMOH") reports that as at the end of 1999, there were over 40 million cancer cases in the country with over two million additional cases reported every year since 1999. Malignant tumors are presently the number one cause of death in China,

         WHO estimates released in March 2003 project that cancer rates across the world are likely to rise by 50% over the next 20 years unless developed nations reduce their smoking and drinking levels and improve diet and lifestyle.

         Radiation oncology is an increasingly accepted form of cancer treatment in China and throughout the world. Approximately 70% of China's cancer patients receive some form of radiation treatment and, when combined with traditional surgery and chemotherapy, clinical cure rates exceeding 40% have been achieved. Application of this so called "integrated therapy' approach is rapidly becoming more widespread.

         With the rapid technological development of radiate therapy operating platforms, particularly in the diagnostic and analysis breakthrough represented by Genghai's 3G system, we believe that the application of radiation therapy can be extended beyond oncological uses to treatment of epilepsy and Parkinsons disease.

         CMOH estimates that there are around 250,000 medical service institutions in China, of which approximately 10% possess some form of computed tomography (also known as CT) scanning facilities (a principal technique for tumor diagnosis), but only 500 (less than 1%) have any form of radiotherapy capability. Given the rapid development in China's health care system as the economy develops and society continues to evolve, CMOH projects a significant increase in the need for radiation therapy centers, with 1,500 anticipated to be added over the next five years. Given an average equipment investment of approximately $1 million per center, CMOH forecasts capital investment requirements of approximately $1.5 billion in radiotherapy equipment in China over the next five years. Of this requirement, management estimates that between 40% and 50%, or $600 million and $750 million will be investment in the equivalent of Genghai's 3G technology products.


         CUSTOMERS

         As of June 30, 2003, nine of the IPTS 2000 machines have been manufactured and installed in medical centers and hospitals throughout China in the cities of Fuyang, Shangrao, Chifeng, Siping, Chaozhou, Linqing, Weihai, Huludao.


         SALES AND MARKETING

         As of June 30, 2003, Genghai employed a total of five salespeople, highly skilled in the function and operation of 3G radiate therapy technology, from the Guangzhou head office. This sales force operates with key urban and regional hospitals and medical centers, formulating requirements, refining technical specifications and liaising with Genghai's subcontractors during the manufacturing process. Management anticipates that it will expand its sales force in line with increasing levels of business in the next twelve months.

         Genghai offers flexible investment structures to its clients, including direct sale, leasing and equity joint ventures arrangements with the client to acquire and operate the equipment on behalf of the client.


         RESEARCH AND DEVELOPMENT

         Genghai invests significant resources in research and development and has nine highly qualified full-time staff responsible for technical sales and the research and development function of Genghai.


         MANUFACTURERS

         As of June 30, 2003, Genghai had two manufacturing partners, Beijing Shenhang Co. Ltd. ("Shenhang") and Nanjing Sunjie Co. Ltd. ("Sunjie"). Shenhang is a privately owned company specializing in manufacturing of medical equipment, particularly radiotherapy-based products. The founders of Shenhang were principally retired research fellows and scientists from China Space Aviation Research Department. Shenhang employs six research analysts and 18 technical workers. Sunjie is a privately owned company principally engaged in the design, manufacture and sale of precision components and equipment for the aviation and medical industries. Sunjie has an annual production capacity of approximately 30 integrated sets of 3G equipment.

         Genghai has established a rigid quality control system with both of its subcontractor manufacturers, requiring an independent quality control division accountable directly to the General Manager of Genghai. Genghai has appointed quality control coordinators within both manufacturers to carry out sampling, test evaluation, audit and other quality control procedures with focus on:

    o    supply quality and sourcing procedures;
    o    factory equipment and workshop maintenance;
    o    manufacturing process, multistage audit and sampling;
    o    test and evaluation of finished products; and
    o    periodic examination and testing of software and control systems.

         Genghai is dependent upon Shanhang and Sunjie to manufacture its products. If the relationship with either of these manufacturers were to terminate or if the terms of the contract with either of these manufacturers became onerous, it would have a material adverse effect on Genghai's business, prospects, financial condition and results of operation.

         Additionally, if Genghai's business increases significantly and the manufacturers have reached their maximum annual production of the 3G equipment, Genghai might not be able to meet its customers' demands, which would have a material adverse effect on Genghai's business, prospects, financial condition and results of operation.


         COMPETITION

         Genghai believes that it is the only company in China or internationally to successfully develop and commercially implement 3G equivalent technology in the radiotherapy field. Principal international manufacturers of radiotherapy equipment which could be compared most closely to that of the Registrant such as Elektra, Brainlab and Fisher design and produce so called 2G products that have similar clinical functions and properties but lack the integrated analysis and three dimensional and rotational capabilities of Genghai's technology.

         The principal domestic Chinese competitors of Genghai are Beijing Daheng, Chengdu Topslane, Shenzhen Our, Guangdong Weida and Masep Intei, all of which produce what could be classified as 2G radiotherapy products. The principal international competitors of Genghai are Elektra, Brainlab and Fisher.

         Any product that Genghai develops for which it obtains regulatory approval will have to compete for market acceptance and market share. An important factor in this competition may be its timing in introducing competitive products. Accordingly, the relative speed with which Genghai can develop prototypes, complete clinical testing, obtain regulatory approval and patent protection, if appropriate, and supply commercial quantities of the product will be important competitive factors.

         REGULATION

         Genghai's products are subject to extensive regulation, particularly as to safety, effectiveness and related manufacturing standards. Medical devices are subject to regulation by CMOH, other governmental agency regulations in China. and regulation by governmental agencies in other jurisdictions. Genghai cannot predict the extent to which future legislative or regulatory developments relating to its practices and products may affect it. Governmental authorities in China, where Genghai sells its products, have the authority to require it to recall products in the event of material deficiencies or defects in design or manufacture. In addition, Genghai may voluntarily decide to recall products if, for example, they present a risk to patient safety or of impairment of product performance. CMOH regulates the introduction, manufacture, advertising, labeling, packaging, marketing, distribution and record keeping of medical products in order to ensure that products distributed in China are safe and effective for their intended use. In addition, CMOH is authorized to establish special controls to provide reasonable assurance of the safety and effectiveness of most devices. If Genghai does not comply with applicable requirements, it may suffer penalties, including import detentions, fines or civil penalties, injunctions or suspensions or losses of regulatory approvals, a forced recall or seizure of products, operating restrictions, and criminal prosecution.

         As of June 30, 2003, Genghai was not subject to the regulations of any jurisdiction other than China.


         EMPLOYEES

         As of June 30, 2003, Genghai had 32 employees. Of the 32 employees, eight employees are in administration, nine employees are in research and development, five employees are in sales, and ten executives are in management and corporate finance. None of Genghai's employees are represented by labor unions. Genghai believes that is employee relations are good.

         Genghai's primary hiring sources for its employees include promotion from within, team member referrals, print and Internet advertising and direct recruiting. All of Genghai's technical employees are highly skilled and highly educated and subject to rigorous recruiting standards appropriate for a company involved in the highest level of medical technology in China. Genghai attracts talent from numerous sources, including higher learning institutions, colleges and industry. Competition for these employees is intense. If Genghai fails to attract highly skilled and qualified employees, it could have a material adverse effect on Genghai's business, prospects, financial condition and results of operations.


         PROPERTY

         Genghai's principal office is located at No. 1509, Hangyun Building, 48, 2 Road, Ba Qi, Guangzhou, PRC, which is leased from Hangyun Group Ltd, an independent third party under a lease dated August 1, 2002 covering a lease period from August 1, 2002 to July 31, 2003 at monthly rental of RMB 4,559 and monthly management fee of RMB 2,806. In the event that such facility should become unavailable, Genghai believes that alternative facilities could be obtained on a competitive basis.

         EMPLOYEE COMPENSATION

         For the years ended December 31, 2001 and 2002 none of the Chief Executive Officer or any other executive officer had annual compensation exceeding $100,000. No long-term compensation was awarded or paid to these individuals in 2002 or 2001.

         As of June 30, 2003, Genghai did not have any employment agreements with its executives or staff.

         As of June 30, 2003, Genghai had not issued any stock options or stock appreciation rights to any named executive officers (or any other persons). However, Genghai may grant stock options or stock appreciation rights to these or other named executive officers or other persons in the discretion of its Board of Directors.


         LITIGATION

         Genghai has never been a party to any litigation matters incidental to the conduct of its business. There is no past, pending or, to our knowledge, threatened litigation or administrative action (including litigation or action involving Genghai's officers, directors or other key personnel) which in our opinion has had or is expected to have a material adverse effect upon Genghai's business, prospects financial condition or operations.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Genghai's actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this report under the heading "Risk Factors." This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with Genghai's financial statements and the related notes included elsewhere in this report.

         Set forth below is Management's Discussion and Analysis of Financial Condition and Results of Operations for Genghai, based on the audited balance sheets and statements of operations of Genghai for the fiscal years ended December 31, 2002 and December 31, 2001 and the unaudited balance sheets and statements of operations for the sixth month periods ended June 30, 2002 and June 30, 2001. Prior to the Closing, Centre was a public "shell company" with no material operations, assets or liabilities.


OVERVIEW

         CORPORATE BACKGROUND

         Genghai is engaged primarily in the business of developing, manufacturing (through its subcontractors) and selling its IPTS 2000, 3G radiotherapy machines to public and private hospitals and medical centers in China. The 3G radiotherapy machines developed by Genghai are used for the non-invasive diagnosis and treatment of cancerous tumors.

         As of June 30, 2003, nine of our IPTS 2000 machines have been installed in medical centers and hospitals in China.

         Our current product line consists of the IPTS 2000 machine. Pricing for which ranges from approximately $80,000 to $227,000 depending on the configuration. Genghai has only sold its products in China and do not anticipate selling our products outside of China in the foreseeable future.

         For the year ended December 31, 2002 and six months ended June 30, 2003, 5 and 4 customers accounted for 100% and 100% of our revenue, respectively. As of June 30, 2003, Genghai had a working capital surplus of $1,071,733 and a retained earnings of $447,498. Genghai generated revenues of $559,036 for the year ended December 31, 2002 and recorded a net income of $354,523. In addition, during the year ended December 31, 2002, net cash used in operating activities was $755,563.

         Genghai is in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this document do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our financial statements are set-up costs or non-recurring costs in nature, particularly for the year ended December 31, 2001. Accordingly, the management believes that, at its current stage of operations period-to-period comparisons of results of operations are not necessarily meaningful.

         PLAN OF OPERATIONS

         Genghai's business objectives are to offer high-quality treatment solution (product, service and investment) by "no wound" 3-D directional radiotherapy to the professional medical service organization. It uses technological innovation to serve medical organizations for the tumor patients. Its ultimate goal is to upgrade the existing equipment of the medical centres in China to improve the patients' recovery opportunities. Genghai's business strategies are to assist the medical centres in China to install high-quality medical equipment with low initial cash outflows. Accordingly, it concentrates on expanding its technical sales and research and development team who can answer all technical questions from the target hospital clients in any cities throughout China on a face-to-face basis. In addition, it allows those medical centre with insufficient cashflows but with adequate tumor patients to set up joint ventures with the company and operate radiate treatment centers or clinics with the medical equipment provided by the company as means of capital injection. Since Genghai has low cost of revenues structure, each of such joint ventures or profit sharing projects can provide a reasonable return of more than 20% per annum to the company.

         Nevertheless, the management expects Gengahi's general and administrative costs to increase in future periods due to its operating as a public company whereby it will incur added costs for filing fees, increased professional services and insurance costs.

ACCOUNTING PRINCIPLES; ANTICIPATED EFFECT OF GROWTH

         Below is a brief description of basic accounting principles which Genghai employ in determining its recognition of revenues and expenses, as well as a brief description of the effects that the management believe that its anticipated growth will have on Genghai's revenues and expenses in the future.

Revenues

         Sales revenues are recognized upon the transfer of legal title of the medical equipment to the customers. For returns on profit sharing projects, revenue is recognized upon the declaration of shared profit attributable to the company from a participated joint venture. At June 30, 2003, Genghai had nine customers.

         The management expect the number and complexity of IPTS 2000 machines Genghai sell to fluctuate with the changes in demand from its customers and, the prices it charges its customers to fluctuate as a result of configuration and specifications required by those customers and the current economic situation and its impact on the market. In the foreseeable future, the industry conditions are stable and demand is growing. The management expect that there will be no pressure on the average pricing which will negatively affect Genghai's sales.

         The management also expects sales to grow as Genghai develops its reputation in the medical equipment market.

         Although future demand and product pricing will depend on many factors including product configurations and specifications, levels of advanced technology, competition in the medical equipment industry, and economic conditions, at this time the management expect sales in the third quarter of fiscal 2003 through internal growth to be increased over those in each of the first and second quarters of fiscal 2003.

         The essential element of our success, current and future, will be to obtain adequate financial resources to cope with the strong market needs from the China hospitals and medical care centres.

Cost of Revenues

         Cost of revenues consists of materials, amortization of research and development costs and subcontracting expenses incurred in the procurement of the medical equipment from Genghai's principal subcontractors. Many factors affect our gross margin, including, but not limited to, size of production orders placed and the competitiveness of the medical equipment industry. Genghai's manufacturing operations are supported by two privately owned enterprises established in the PRC with no written long-term processing agreements entered between the company and the two subcontractors. Under the existing business arrangement, the two subcontractors provide the factory premises, utilities, the workers and supplementary materials at a fee. There is no assurance that the subcontractors' premises and workforce are sufficient to handle an increase in production orders should the Company's business expand or that the Company can locate other third party subcontractors who can handle the Company's production on as favorable terms as those existing with the two subcontractors. Notwithstanding the above, Genghai has never experienced in any difficulties in negotiations with these two independent subcontractors in manufacturing the required medical equipment. Genghai's cost of goods, as a percentage of revenues, amounted to less than 35% for the six months ended June 30, 2003 and the year ended December 31, 2002.

         Based upon its plan of operations, the management anticipates that Genghai's cost of revenues will remain at the level of less than 35% even though its revenues increase as the fixed portion of the costs of revenues, representing the amortization of research and development costs, will not be significant.

         The management currently does not anticipate that Genghai will operate its own production facilities as it is the company's strategy to concentrate on research and development efforts instead of earning a manufacturing profit giving the high gross profit margin enjoyed by its existing products.

Expenses

         Our operating expenses for the year ended December 31, 2002 and the six months ended June 30, 2003 comprised of costs for sales and marketing and general and administrative expenses only.

         Selling and marketing expenses consist primarily of salaries and commissions paid to the internal sales team and costs associated with advertising and marketing activities. The management expects Genghai's selling and marketing expenses to fluctuate as a percentage of sales as the company is still new to the market and it will continuously development its marketing and technical sales team and recruit new and qualified personnel and advertise its products.

         General and administrative expenses include all corporate and administrative functions that serve to support Genghai's current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries, travel, training, rent/leases and professional services. The management expects these expenses to increase as a requirement of operating as a public company and they further expect these expenses to fluctuate as a percentage of revenues as the company expand its business. However, the management does not expect a material increase in sales and marketing expense that is not consistent with an increase in sales. They anticipate the company's sales and marketing costs to fluctuate as a percentage of revenue due to the addition of technical sales personnel and various marketing activities planned throughout the year.

         Interest expense, including finance charges, relates primarily to certain short term notes payable issued by the Company to certain independent third parties which carry low interest rates. The management expects interest expenses to be insignificant as a percentage of revenues in the foreseeable future given the high gross profit margin and low indebtedness enjoyed by the company.

Results of Operations

         The following table sets forth income statement data in U.S. dollars for Genghai for the six month periods ended June 30, 2003 and 2002 and the years ended December 31, 2002 and December 31, 2001 and should be read in conjunction with the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and our consolidated financial statements and the related notes appearing elsewhere in this document.



                                     Six Months Ended June 30                Year Ended December 31
                               -------------------------------------- --------------------------------------
                                            (unaudited)
                                      2003               2002               2002               2001
                                      ----               ----               ----               ----
Revenues                            774,951             247,221            559,036            38,953
Cost of revenue                    (245,664)            (58,314)           (89,836)          (81,458)
Gross profit/(loss)                 529,287             188,907            469,200           (42,505)

Operating expenses:
  Sales and marketing              (158,356)            (20,020)           (50,703)          (11,559)
  General and administrative       (127,670)            (16,812)           (60,603)          (68,597)
  Total operating expenses         (286,026)            (36,832)          (111,306)          (80,156)

Operating profit/(loss)             243,261             152,075            357,894          (122,661)
Interest expense                     (2,288)             (1,685)            (3,371)             (114)
Net income/(loss)                   215,750             150,390            354,523          (122,775)


YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         Revenue

         Revenue increased by $520,083 or more than 13 times from $38,953 for year ended December 31, 2001 to $559,036 for the year ended December 31, 2002. This increase resulted primarily from net sales of Genghai's medical equipment products and returns on profit-sharing joint ventures which have increased significantly as it commenced its operations in full scale not until September 2001.

         Cost of Revenue

         Cost of revenue increased $8,378, or 10.3%, from $81,458 for the year ended December 31, 2001 to $89,836 for the year ended December 31, 2002. The increase in cost of revenue resulted from increase in sales of medical equipment offset by decrease of initial research and development costs written off during the year ended December 31, 2001. As a percentage of revenue, cost of revenue decreased from 209.1% of revenue in the year ended December 31, 2001 to 16.1% of revenue in the year ended December 31, 2002.

         Gross Profit

         Gross profit increased by $511,705, from a gross loss of $42,505 for the year ended December 31, 2001 to a positive gross profit of $469,200 for the year ended December 31, 2002. The increase in gross profit was primarily due to the increase in net sales over a critical point covering the fixed portion of cost of revenues over the 2 years. The gross loss was 109.1% of revenue for the year ended December 31, 2001 compared to a gross profit of 83.9% of revenue for the year ended December 31, 2002. The management expects Genghai's gross profit margin to be stabilized in the foreseeable future but should not be less than 65%.

         Operating Expenses

         Sales and marketing expenses increased by $39,144, or 239%, from $11,559 for the year ended December 31, 2001 to $50,703 for the year ended December 31, 2002. As a percentage of revenue, sales and marketing expense decreased from 29.7% of revenue for the year ended December 31, 2001 to 9.1% of revenue for the year ended December 31, 2002. This decrease was due to non-recurrence of certain setup costs of advertising and other marketing expenses during the year ended December 31, 2002 which were incurred in the year ended December 31, 2001.

         General and administrative expenses decreased $7,994 or 11.7% from $68,597 for the year ended December 31, 2001 to $60,603 for the year ended December 31, 2002. The decrease was due to non-recurrence of certain office and support setup costs during the year ended December 31, 2002 which were incurred in the year ended December 31, 2001. The management expects Genghai's general and administrative costs to increase in future periods due to its operating as a public company whereby it will incur added costs for filing fees, increased professional services and insurance costs.

         Income from operations for Genghai increased $480,555 to $357,894 for the year ended December 31, 2002, compared to operating losses of $122,661 for the year ended December 31, 2001. This increase is the result of increased margins and sales during the period, offset by increased selling, general and administrative expenses.

         Interest expense, for the year ended December 31, 2002 increased by $3,257, or 27 times, from interest expense of $114 for the year ended December 31, 2001 to $3,371 for the year ended December 31, 2002. As a percentage of revenue, interest expense increased from 0.3% for the year ended December 31, 2001 to 0.6% for the year ended December 31, 2002. For the year ended December 31, 2002, interest expense relates primarily to its issuance of certain short-term notes payable to finance part of the company's operations. The increase in interest expenses over the year was due to effectively less than 1 month's borrowings on Genghai's short-term notes payable for the year ended December 31, 2001. The management anticipate interest expense, thereafter will maintain at an immaterial level given the current low interest rates environment and low indebtedness of the company.

         No provision for income taxes was made for the two years ended December 31, 2002 and 2001 due to tax holidays given to Genghai up to year 2002.

         Genghai's net income increased $477,298 to $354,523 for the year ended December 31, 2002 compared to a net loss of $122,775 for the year ended December 31, 2001.

SIX MONTHS ENDED JUNE 30, 2003 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2002

         Revenue

         Revenue increased by $527,730 or more than 213% from $247,221 in the six months ended June 30, 2002 to $774,951 in the six months ended June 30, 2003. This increase resulted primarily from emphasis on additional marketing efforts and extended relationships with new customers by recommendations from its existing hospital customer base.

         Cost of Revenue

         Cost of revenue increased $187,350, or 3.2 times, from $58,314 in the six months ended June 30, 2002 to $245,664 in the six months ended June 30, 2003. The increase in cost of revenue resulted from increase in sales of medical equipment. As a percentage of revenue, cost of revenue increased from 23.6% of revenue in the six months ended June 30, 2002 to 31.7% of revenue in the six months ended June 30, 2003. Such increase was due to new launch of the company's products in late 2001 which enabled Genghai to charge abnormally high markups to its then small customer base during the six months ended June 30, 2002.

         Gross Profit

         Gross profit increased by $340,380 or 180%, from $188,907 in the six months ended June 30, 2002 to $529,287 in the six months ended June 30, 2003. The increase in gross profit resulted primarily from increase of sales of the company for the six months ended June 30, 2003. Our gross profit was 76.4% of revenue in the six months ended June 30, 2002 compared to 68.3% of revenue in the six months ended June 30, 2003. As stated above, the decrease in gross profit margin was primarily due to the new launch of the company's products in early 2002 which enabled Genghai to charge abnormally high profit margins to its then small customer base.

         Operating Expenses

         Sales and marketing expenses increased by $138,336 or 6.9 times, from $20,020 in the six months ended June 30, 2002 to $158,356 in the six months ended June 30, 2003. As a percentage of revenue, sales and marketing expense increased from 8.1% of revenue in the six months ended June 30, 2002 to 20.4% of revenue in the six months ended June 30, 2003. This increase was due to additional technical sales staff recruited as required by the increased sales activity for the period ended June 30, 2003.

         General and administrative expenses increased $110,858 or 6.6 times from $16,812 in the six months ended June 30, 2002 to $127,670 in the six months ended June 30, 2003. The increase was due to additional operational staff support required by the increased sales activity for the period. The management expect that Genghai's general and administrative costs to increase in future periods due to its operating as a public company whereby it will incur added costs for filing fees, increased professional services and insurance costs.

         Interest expense, inreased by $603, or 35.8%, from interest expense of $1,685 in the six months ended June 30, 2002 to $2,288 in the six months ended June 30, 2003. As a percentage of revenue, interest expense decreased from 0.7% in the six months ended June 30, 2002 to 0.3% in the six months ended June 30, 2003. In the six months ended June 30, 2003, interest expense relates primarily to its issuance of certain short-term notes payable to finance part of the company's operations.

         Income from operations for Genghai increased $91,186 to $243,261 for the six months ended June 30, 2003, compared to $152,075 for the six months ended June 30, 2002. This increase is the result of increased margins and sales during the period, offset by increased selling, general and administrative expenses.

         The provision for income taxes was of $25,223 for the six months ended June 30, 2003 compared to nil for the six months ended June 30, 2002. This change is principally from expiry of tax holidays given to Genghai up to year 2002.

         Genghai's net income increased $65,360 to $215,750 for the six months ended June 30, 2003 compared to $150,390 for the six months ended June 30, 2002.


LIQUIDITY AND CAPITAL RESOURCES

         Genghai's principal sources of liquidity have been cash provided by operations, issuance of short-term notes payable and credit terms from suppliers and subcontractors. Genghai's principal uses of cash have been for operations and working capital. Genghai anticipates these uses will continue to be its principal uses of cash in the future.

         Genghai may require additional financing in order to implement its business plan. Genghai currently anticipate an additional need of working capital of at least $4 million during the next 12 months in order to meet the strong demand of the company's products for the China market. As the anticipated cash generated by its operations are insufficient to fund the growth requirements, it will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of its limited operating history, there can be no assurance that Genghai will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, Genghai's business growth and prospects would be materially and adversely affected. As a result of any such financing, the holders of Genghai's common stock may experience substantial dilution. In addition, as its results may be negatively impacted and thus delayed as a result of political and economic factors beyond the management's control as China is still a developing country, Genghai's capital requirements may increase.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; a continued downturn in the economy in general or in the medical equipment sector; a further decrease in demand for its products or continued weak demand for these products; its ability to attract new customers; an increase in competition in the market for medical equipment; the ability of some of its new customers to obtain financing; and economic or political developments in PRC or elsewhere in Asia. These factors or additional risks and uncertainties not known to Genghai or that it currently deems immaterial may impair business operations and may cause Genghai's actual results to differ materially from any forward-looking statement.

         Although Genghai believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Genghai is under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

         In the six months ended June 30, 2002, net cash used by operations was $66,826 while in the six months ended June 30, 2003 Genghai generated net cash of $140,636 in operating activities, an increase of $207,462. This increase was caused, in part, by an increase in net income of $65,360.

         In the six months ended June 30, 2003, Genghai used $135,226 for the purchase of fixed assets compared to $7,536 used for the purchase of fixed assets in the six months ended June 30, 2002, an increase of $127,690, or 16.9 times.

         For the two years ended December 31, 2002 and 2001, Genghai financed part of its operations through issuance of unsecured notes to certain independent third parties with one year maturity which carried a fixed interest rate of 4% per annum.

Quantitative And Qualitative Disclosures About Market Risk

         Genghai is not exposed to market risk for changes in interest rates as the short-term notes payables issued by the company is of one year material and carry fixed interest rate of 4% per annum. For the two years ended December 31, 2002 and 2001, Genghai did not generate any material interest incomes. Accordingly, Genghai does not believe that changes in interest rates will have a material effect on its liquidity, financial condition or results of operations.

Impact of Inflation

         Genghai believes that its results of operations are not dependent upon moderate changes in inflation rates as it expects it will be able to pass along component price increases to its customers.

Seasonality

         Genghai has not experienced any material seasonality in sales fluctuations over the past 2 years in the medical equipment markets.


RECENTLY ISSUED ACCOUNTING STANDARDS AND CRITICAL ACCOUNTING POLICIES

       In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The Company does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after June 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The Company does not expect adoption of this statement to have a material impact on the Company's financial position or results of operations.


                                  RISK FACTORS


         Set forth below are a number of risks associated with Registrant's business upon consummation of the Closing and with any investment in Centre Common Stock. In addition to the following risks, an investor should be mindful that businesses are often subject to risks not foreseen by management. Accordingly, in reviewing this Form 8-K, the reader should keep in mind other risks that could be important

GENGHAI COMPETES AGAINST SUBSTANTIALLY LARGER, MORE WELL ESTABLISHED COMPANIES AND THE MARKETS FOR ITS PRODUCTS ARE HIGHLY COMPETITIVE.

         Competition among medical device companies is intense. Genghai believes the principal competitive factors in its markets are product features, reliability and price. Genghai competes against a number of companies, many of which have greater financial, research and development, manufacturing and marketing resources than Genghai and may be in a better position than Genghai would be to withstand the adverse effect on gross margins and profitability caused by price decreases. Some of Genghai's competitors sell additional lines of products, and therefore can more effectively bundle products to offer higher discounts, or offer rebates or other incentive programs to gain a competitive advantage. Genghai's inability to compete effectively with existing or future competitors may prevent Genghai from retaining our existing customers or from attracting new customers and could limit Genghai's potential for future growth.

A CHANGE IN THE TECHNOLOGY RELATING TO ITS PRODUCTS MAY RESULT IN SOME OF ITS PRODUCTS BECOMING OBSOLETE OR COULD CAUSE GENGHAI TO INCUR SUBSTANTIAL COSTS TO IMPLEMENT NEW TECHNOLOGIES. GENGHAI COULD LOSE CUSTOMERS IF ITS COMPETITORS IMPLEMENT NEW TECHNOLOGIES BEFORE WE DO.

         The market for its products is characterized by frequent product improvements, evolving technology and changing medical treatments. Its revenue and profitability could be adversely affected by technological change. The development of new or innovative product technology by another company or the discovery of alternative treatments or a cure for the conditions treated by its products could result in its products becoming obsolete or non-competitive, which would cause its revenue to decline significantly. To compete effectively, we must anticipate and adapt to technological changes and offer, on a timely basis, competitively priced products with new and improved features that meet evolving industry standards and customer preferences. Genghai may choose new technologies that prove to be ineffective, do not gain market acceptance or are incompatible with technologies of its customers. As new technologies develop, Genghai may be forced to implement these new technologies at a substantial cost to remain competitive. In addition, competitors may implement new technologies, which allow them to offer lower-priced or superior quality products, which render its products obsolete or uncompetitive. This could have a material adverse effect on its business.

ITS SUCCESS DEPENDS IN PART ON ITS PROPRIETARY TECHNOLOGIES AND IF GENGHAI IS UNABLE TO SUCCESSFULLY ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS, ITS COMPETITIVE POSITION MAY BE HARMED.

         Its success depends in part upon its ability to develop, maintain and protect its proprietary technologies and intellectual property rights both in China and in other countries. Its inability to do so could harm its competitive position. As of June 30, 2003, Genghai had one issued patent in China to some. Genghai relies on its patent portfolio to protect a large part of its intellectual property and its competitive position. Genghai cannot assure you that its future patent filings will issue as patents, or that any existing or future patents issued to Genghai will be upheld if challenged, or that the protections afforded by those patents will be sufficiently broad to prevent third parties from producing competing products similar in design to its own. In addition, protection afforded by foreign patents may be more limited than that provided under U.S. patents and intellectual property laws. Genghai cannot assure you that its patents will not be infringed upon or that Genghai would have adequate remedies for any infringement. Genghai may need to use litigation to enforce its patents or to protect its other proprietary rights, which may be costly and divert the attention of our personnel. We also rely on trade secrets, trademarks and copyrights to protect its proprietary technologies, intellectual property rights, know-how and reputation. Genghai generally enters into confidentiality agreements with its employees, consultants and its collaborative partners when they commence a relationship with the firm in order to protect its trade secrets and other confidential information. However, Genghai cannot assure you that these agreements will not be breached, that they provide meaningful protection against the unauthorized use or disclosure of its trade secrets or other confidential information, that its trade secrets will not otherwise become known to or independently developed by competitors or that adequate remedies exist if unauthorized use or disclosure of its trade secrets were to occur. Genghai's inability to maintain the proprietary nature of its technologies would impair its competitive advantages, could force the firm to reduce the prices of our products and could have a material adverse effect on its profitability and future growth prospects.

IF GENGHAI INFRINGES THE PATENTS OR PROPRIETARY RIGHTS OF OTHER PARTIES, IT MAY INCUR SIGNIFICANT COSTS AND OUR BUSINESS MAY BE HARMED.

         Litigation over patents and other intellectual property is common in the medical device industry. Genghai cannot assure you that it will not be the subject of patent or other litigation in the future. Genghai may receive letters from third parties drawing its attention to their patent rights. Although the firm does not believe that it infringes any rights of third parties which have been brought to our attention, it cannot assure you that it does not infringe other proprietary rights of third parties of which it is presently unaware. Defending intellectual property lawsuits and related legal and administrative proceedings could result in substantial expense to Genghai and significant diversion of effort of its personnel. An adverse determination in a patent suit or in any other proceeding to which Genghai may be a party could subject us to significant liabilities. An adverse determination could require Genghai to seek licenses from third parties. If licenses were not available on commercially reasonable terms or at all, Genghai's business could be harmed.

GENGHAI MANUFACTURES OUR PRODUCTS THROUGH TWO SUBCONTRACTORS.

         Genghai manufactures its products through two manufacturers in China. Genghai's inability to continue to manufacture its products at the facilities of the two manufacturers as a result of, for example, a prolonged power shortage, fire or other natural disaster, or as a result of the termination of the relationship with the manufacturer, would prevent the firm from supplying products to our customers, and could have a material adverse effect on its business.

COMPLYING WITH EXTENSIVE GOVERNMENT REGULATION RELATING TO MEDICAL DEVICES IS AN EXPENSIVE AND TIME-CONSUMING PROCESS AND GENGHAI'S FAILURE TO COMPLY MAY RESULT IN SUBSTANTIAL PENALTIES.

         The development, manufacture and marketing of its products are subject to extensive and rigorous regulation by governmental agencies in China. The process of obtaining and maintaining the required regulatory approvals for medical devices in China can be lengthy and is expensive, and the outcome is often unpredictable. Genghai cannot assure you that its current market clearances can be maintained or that approvals in China will be granted for its future products. The regulatory process may delay Genghai in marketing new products for lengthy periods, result in the firm incurring substantial additional costs and provide an advantage its competitors. Failure to comply with applicable regulatory requirements can result in, among other things, import detentions, fines, civil penalties, suspensions or losses of approvals, recalls or seizures of products, operating restrictions and criminal prosecutions. Changes in existing regulations or the manner in which they are implemented or the adoption of new regulations could prevent Genghai from obtaining, or delay the timing of, future regulatory approvals. Genghai cannot assure you that new legislation or regulations, changes in the interpretation or enforcement of existing regulations, or other regulatory factors will not materially adversely affect its ability to obtain regulatory approvals, and its business, prospects, financial condition and results of operations.

A PRODUCT RECALL MAY HAVE A MATERIAL ADVERSE EFFECT ON GENGHAI'S BUSINESS.

         Governmental authorities in China have the authority to require Genghai to recall products in the event of material deficiencies or defects in design or manufacture. We may in the future either voluntarily decide, or be required as a result of communications with regulators, to recall limited numbers of its products. A government mandated or voluntary product recall by Genghai could occur as a result of component failures, manufacturing errors or design defects in its products. A significant recall of products could be costly and have a material adverse effect on its reputation and its ability to retain existing customers and attract new customers.

GENGHAI MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Genghai may in the future be subject to product liability claims as a result of the design, manufacture and marketing of its medical devices. Claims alleging product liability may involve large potential damages, significant defense costs and associated adverse publicity. Genghai cannot assure you that its insurance coverage will be adequate to cover any significant future claims. Insurance varies in cost, can be difficult to obtain and may not be available in the future in an amount or on terms acceptable to us, or at all. A successful claim against Genghai in excess of its insurance coverage could have a material adverse effect on its reputation and its business.

GENGHAI DEPENDS ON KEY MEMBERS OF ITS SENIOR MANAGEMENT. ANY DIFFICULTY IN RETAINING ITS CURRENT SENIOR MANAGEMENT OR IN HIRING NEW EMPLOYEES WOULD ADVERSELY AFFECT ITS ABILITY TO OPERATE ITS BUSINESS.

         Genghai's business is managed by a small number of key senior managers. Currently none of its executive officers have an employment agreement or contract with Genghai. The loss of any one or more of these individuals could materially affect its business. The firm's success depends on its ability to continue to attract, recruit and retain sufficient qualified scientific, technical, sales and marketing, managerial and administrative personnel as it grows. Competition for qualified personnel in the countries Genghai operates in is strong, and there is generally a limited number of persons with the requisite experience in the sectors in which the firm operates. Genghai cannot assure you that we will be able to retain senior management, integrate new managers or recruit qualified personnel in the future.

                                      * * *


The transaction described above is qualified in its entirety by the Exchange Agreement and related documents, copies of which have been filed as exhibits to this Current Report.
                                      * * *


         Effective at the Closing, we shall change our address. Our new address shall be No. 1509, Hangyun Building, 48, 2 Road, Ba Qi, Guangzhou, the PRC. Our new telephone number is +86 20 83295339.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Guangzhou Genghai Technology Development Co. Limited Financial Statements for the years ended December 31, 2001 and December 31, 2002 with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of Changes in Shareholders' Equity, and Notes to Financial Statements ) (filed as Exhibit 99.1 hereto).

         (b)      Pro Forma Financial Information.

                  It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable.

         (c)      Exhibits.

         10.1 Form of Share Exchange and Reorganization Agreement, dated as of June 25, 2003, among Centre Capital Corp., Guangzhou Genghai Technology Development Co. Ltd., and the stockholders of Guangzhou Genghai Technology Development Co. Ltd.

         10.2 Form of Secured Promissory Note, dated as of June 25, 2003, from Brice Scheschuk in favor of Cartier Fleming International Limited and Li Wing Kei.

         10.3 Form of Pledge Agreement, dated as of June 25, 2003, from Brice Scheschuk in favor of Cartier Fleming International Limited and Li Wing Kei.

         10.4 Form of Amendment No. 1, dated as of July 15, 2003, to the Share Exchange and Reorganization Agreement, dated as of June 25, 2003, among Centre Capital Corp., Guangzhou Genghai Technology Development Co. Ltd., and the stockholders of Guangzhou Genghai Technology Development Co. Ltd.

         10.5 Letter Agreement, dated August 12, 2003, among Centre Capital Corp., Guangzhou Genghai Technology Development Co. Ltd., and the stockholders of Guangzhou Genghai Technology Development Co. Ltd.

         23.1 Consent of Shenzhen Zhongxi Certified Public Accountants, dateed August 6, 2003.

         23.2     Consent of Sellers and Anderson, L.L.C., dated August 5, 2003.

         99.1 Guangzhou Genghai Technology Development Co. Limited Financial Statements for the years ended December 31, 2001 and December 31, 2002 with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of Changes in Shareholders' Equity, and Notes to Financial Statements).

         99.2 Guangzhou Genghai Technology Development Co. Limited Unaudited Condensed Financial Statements for the six months ended June 30, 2003 and the six months ended June 30, 2002 (including Condensed Balance Sheets, Condensed Statement of Operations, Condensed Statement of Cash Flows, Condensed Statement of Changes in Shareholders' Equity, and Notes to Financial Statements).

         99.3 Centre Capital Corp. Financial Statements for the years ended September 31, 2002 and September 31, 2001 with independent auditor's report (including Balance Sheet, Statement of Operations, Statement of Cash Flows, Statement of Changes in Shareholders Equity, and Notes to Financial Statements).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  August 13, 2003

                                 CENTRE CAPITAL CORP.



                                 By: /s/ Brice Scheschuk
                                    -----------------------------------
                                    Name:  Brice Scheschuk
                                    Title: President and Chief Executive Officer